SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Settlement Agreement”) is entered into by and between Chinamerica Fund, LP (“Chinamerica”) and China BAK Battery, Inc. (the “Company”) and its subsidiary BAK International, Ltd. (“BAK International” and, together with the Company, “CBAK”). Chinamerica and CBAK are also each referred to separately as a “Party” and together as the “Parties.” The Parties, in order to resolve disputed and contested issues and to limit the hazards, uncertainties and inconvenience of potential litigation, enter into this Settlement Agreement.

1. Escrow Agreement. On January 20, 2005, BAK International consummated a private placement of its common stock with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of US$17,000,000 (the “Private Placement”). Immediately thereafter, the shares of BAK International were exchanged for shares of the Company. Chinamerica was an investor in the Private Placement and entered into a subscription agreement (the “Subscription Agreement”) in connection therewith. In conjunction with the Private Placement, pursuant to an Escrow Agreement dated January 20, 2005, Mr. Li Xiangqian, the Chairman and Chief Executive Officer of the Company, placed 2,179,550 shares of the Company’s common stock owned by him (the “Make Good Shares”) into an escrow account. The terms and conditions regarding release of the Make Good Shares from escrow was set forth in the Escrow Agreement. A dispute has arisen between Chinamerica and CBAK regarding 1,089,775 Make Good Shares (herein referred to as the “Released Shares”) released from the escrow account to Mr. Li and subsequently delivered by Mr. Li to BAK International, which then delivered the shares to the Company.

The Parties have agreed, without any admission of liability, that it is in the interests of all of the Parties and their respective Affiliates and investors to resolve the issues relating to the Released Shares amicably.

2. Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

a.
Affiliates means all persons and entities controlling, controlled by or under common control with a Party. Investors in Chinamerica shall not be deemed Affiliates of Chinamerica for purposes of this Settlement Agreement, except to the extent of any rights that they may derive as an investor in Chinamerica.

b.
Claims means any and all claims, demands, causes of actions, or liabilities, of any and every character, kind and nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, past, present, or future, accrued or unaccrued, contingent or fixed, arising out of or related to any or all of the Subscription Agreement, the Escrow Agreement, the Make Good Shares (including the Released Shares), and the Private Placement, including any registration rights (other than the registration rights granted pursuant to Section 3.b. of this Settlement Agreement) related thereto.

SETTLEMENT AGREEMENT

c.
Release Date means the earliest of (x) such time as all of the Chinamerica Shares have been sold by Chinamerica; (y) such time as all of the Chinamerica Shares may be sold by Chinamerica without volume limitations pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent; and (z) the date a Registration Statement on Form S-3 (or other appropriate form) covering the resale by Chinamerica of the Chinamerica Shares is declared effective by the SEC as set forth in Section 3.b.

d.	SEC means the U.S. Securities and Exchange Commission.

e.	Securities Act means the U.S. Securities Act of 1933, as amended.

3. Settlement Terms.

a.
Delivery of Shares. Upon execution of this Settlement Agreement by the Company and Chinamerica, the Company shall promptly, and no later than ten days after the date this Settlement Agreement is executed by the Parties, deliver to Chinamerica at the address set out below a certificate or certificates registered in the name of Chinamerica Fund, LP for 32,050 of the Released Shares (the “Chinamerica Shares”).

b.
Registration. On or prior to the date (the “Filing Date”) that is one month after the date that the Company’s Registration Statement on Form S-3 (Registration No. 333-148253) is declared effective by the SEC (or, if the Filing Date is not a business day, the first business day after the Filing Date), and provided that Chinamerica has provided the Company with a completed questionnaire in the form attached as Exhibit A hereto, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or such other appropriate form for such purpose) covering the resale by Chinamerica of the Chinamerica Shares in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. Such Registration Statement may also include such other selling holders as the Company shall deem appropriate. The Company shall cause such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is the earliest of (i) two years after its effective date; (ii) such time as all of the Chinamerica Shares covered by such Registration Statement have been sold by Chinamerica; and (iii) such time as all of the Chinamerica Shares covered by such Registration Statement may be sold by Chinamerica without volume limitations pursuant to Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent. No later than 5:00 p.m. Eastern time on the day following the date the Registration Statement is declared effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

SETTLEMENT AGREEMENT

c.
Ability to Disclose Information. The Company agrees that Chinamerica may inform other investors in the Private Placement of the terms of this Settlement Agreement. The Company agrees that it will promptly furnish or file a report on Form 8-K regarding this Settlement Agreement, or otherwise make information regarding this Settlement Agreement available in accordance with Regulation FD.

d.
Relief. The Company acknowledges that in the event it fails to deliver a certificate or certificates representing the Chinamerica Shares as provided in Section 3.a, any remedy at law may prove to be inadequate relief to Chinamerica. The Company agrees that Chinamerica may require specific performance of this Settlement Agreement by insisting upon delivery of the Chinamerica Shares, and shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving actual damages and without posting a bond or other security.

4 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Settlement Agreement. If an ambiguity or question of intent or interpretation arises, this Settlement Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Settlement Agreement.

5. No Admission. By entering into this Settlement Agreement, no Party is in any way admitting any liability to any other Party on account of any matter covered by this Settlement Agreement. Rather, this Settlement Agreement is entered into solely for the purpose of compromise and settlement of doubtful and contested claims and issues, to buy peace, and to avoid the hazards, delays, and uncertainties of litigation.

6. Mutual Releases. Effective on the Release Date, Chinamerica, on behalf of itself and its Affiliates, releases, acquits, and forever discharges CBAK, its predecessors and successors in interest, its parent and subsidiary organizations, and its Affiliates, all of their respective officers, directors, employees, managers, shareholders, partners, attorneys, accountants, advisors, representatives, agents, insurers, heirs, executors and assigns (collectively, the “CBAK Releasees”) of and from any and all Claims; and Chinamerica covenants never to sue any of the CBAK Releasees upon any of the Claims hereby released. Effective on the Release Date, CBAK, on behalf of itself and its Affiliates, releases, acquits, and forever discharges Chinamerica and its Affiliates, and all of their respective officers, directors, employees, managers, shareholders, partners, attorneys, accountants, advisors, representatives, agents, insurers, heirs, executors, and assigns (collectively, the “Chinamerica Releasees”) of and from any and all Claims; and CBAK covenants never to sue any of the Chinamerica Releasees upon any of the Claims hereby released. For purposes of this paragraph, the Affiliates of Chinamerica and the Chinamerica Releases shall not include Taylor Investment Group, LLC (“TIG”) or Stephen Taylor (“Taylor”) as to any Claims other than Claims that TIG or Taylor derived from any investment by them, or either of them, directly in Chinamerica or any participation by them, or either of them, in the management of Chinamerica or Chinamerica Partners, L.P.

SETTLEMENT AGREEMENT

7. Indemnification. In the event that any of Chinamerica, its general partner Chinamerica Partners, L.P., or Chinamerica Holdings, LLC institutes any proceedings or asserts any Claim against any of the CBAK Releasees, Chinamerica, to the fullest extent permitted under the law, shall hold harmless, defend and indemnify such CBAK Releasees with respect to such proceedings and asserted Claims.

8. Choice of Law. This Settlement Agreement shall be interpreted and construed according to the internal laws of the State of New York (without giving effect to any choice of law or conflict of law provisions of any jurisdiction), and applicable laws of the United States of America.

9. Entire Agreement. This Settlement Agreement supersedes all other prior oral or written agreements between the Parties with respect to the matters set forth herein and contains the entire agreement of the Parties with respect to the matters set forth herein. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Settlement Agreement in that jurisdiction or the validity or enforceability of that or any other provision of this Settlement Agreement in any other jurisdiction.

10. Amendments. This Settlement Agreement may be modified or amended only in writing, signed by each of the Parties to this Settlement Agreement prior to the effective date of any such modification or amendment. Any waiver must be in writing and signed by each Party whose interests are adversely affected by such waiver. No waiver granted in any one instance shall be construed as a continuing waiver or as a waiver applicable to any other provision. No exercise or failure to exercise any right shall preclude any other or further exercise of that right or any other right.

11. Representations. The Parties acknowledge that this Settlement Agreement is executed after substantial, long-term negotiations between and among representatives of the Parties. Each Party represents that: (a) such Party and its attorneys have conducted their own investigation concerning the facts surrounding the matters covered by this Settlement Agreement and in voluntarily choosing to execute this Settlement Agreement, have relied upon their own analysis of such facts and not on any information furnished by any other Party or its representatives; (b) there are no oral or other written agreements concerning the subject matter of this Settlement Agreement; (c) the right to rely on any oral or written statement of any Party or any failure of any Party to state any fact is expressly waived and released; (d) it owns and has the right to release any Claims released herein; (e) such Party has the requisite corporate power and authority to enter into and to perform this Settlement Agreement; and (f) the person signing the Settlement Agreement on behalf of such Party has been authorized to execute and deliver this Settlement Agreement on behalf of such Party. In addition, Chinamerica represents that it (i) is acquiring the Chinamerica Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, (ii) does not have a present arrangement to effect any distribution of the Chinamerica Shares to or through any person or entity, (iii) does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Chinamerica Shares, (iv) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (v) is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended. Chinamerica understands that the Company is relying on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Chinamerica’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions. When executed by all Parties and delivered by each Party to the other Parties, this Settlement Agreement will constitute the legal, valid and binding obligation of each Party. This Settlement Agreement shall be binding upon the assignees and successors of the Parties. This Settlement Agreement is personal to the Parties and is not intended to create any right in any third person who is not a Party or is not identified as a CBAK Releasee or a Chinamerica Releasee in Section 6 of this Settlement Agreement.

SETTLEMENT AGREEMENT

12. Notice. All notices, demands, waivers or other communications required or permitted under this Settlement Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile evidenced by confirmation of transmission (provided a copy of such facsimile is also sent by one of the methods provided in (i), (iii) or (iv) of this Section 12 within 24 hours of transmission); (iii) two calendar days after deposit with a courier service that regularly conducts deliveries in the recipient’s jurisdiction; or (iv) if the recipient is located in the United States, five calendar days after deposit in the United States mail, postage prepaid, return receipt requested, in each case addressed to the addressees shown below:

If to Chinamerica:	If to CBAK:
Joan C. Waller Secore & Waller, L.L.P. Four Forest Plaza 12222 Merit Drive, Ste. 1350 Dallas, TX 75251 Tel: (972) 776-0200 Fax: (972) 776-0240 Email: jo@secorewaller.com	Louis Bevilacqua Thelen Reid Brown Raysman & Steiner LLP 701 Eighth Street, NW Washington, DC 20001-3721 Tel: (202) 508-4281 Fax: (202) 654-1804 E-mail: lbevilacqua@thelen.com

Any Party may change such Party’s address for the purpose of notices, demands and requests required or permitted under this Settlement Agreement by providing written notice of such change of address to the other Party, which change of address shall only be effective when notice of the change is actually received by the Party who thereafter sends any notice, demand, or request.

13. Counterparts. This Settlement Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile or electronically reproduced signature shall constitute due execution, shall be admissible as evidence of execution, and shall be binding upon the signatory with the same force and effect as if the signature were an original.

[Signature Page Follows]

SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Settlement Agreement.

CHINAMERICA FUND, LP

By Chinamerica Partners, LP
Its General Partner

By Chinamerica Holdings, LLC
Its General Partner

By:
Name:	Beau Johnson
Title:	Its Manager

CHINA BAK BATTERY, INC.

By:
Name:	Tony Shen
Title:	Chief Financial Officer

BAK International, Inc.

By:
Name:
Title:

SETTLEMENT AGREEMENT

Exhibit A

CHINA BAK BATTERY, INC.

SELLING STOCKHOLDER QUESTIONNAIRE